UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2007 (July 10, 2007)

_________________________________________________________________________________
SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

5310 Kietzke Lane, Suite 101
Reno, Nevada 89511
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

On July 10, 2007, SulphCo, Inc. (“SulphCo”) received notice that a stipulation (the “Stipulation”) of voluntary dismissal without prejudice had been entered, with an effective date of July 3, 2007, regarding the derivative claim against certain current and former officers and directors of SulphCo in the Second Judicial District Court of the State of Nevada, in and for the County of Washoe. The case is known as Thomas Hendrickson, Derivatively on Behalf of SulphCo, Inc. v. Rudolf W. Gunnerman, Peter W. Gunnerman, Loren J. Kalmen, Richard L. Masica, Robert Henri Charles Van Maasdijk, Hannes Farnleitner, Michael T. Heffner, Edward E. Urquhart, Lawrence G. Schafran, Alan L. Austin, Jr., Raad Alkadiri and Christoph Henkel, Case No. CV07 00187, Dept. No. B6.  The Stipulation provides that in connection with the dismissal of this action each of the parties will bear their own costs and attorney fees and thereby waive their rights, if any, to seek costs and attorney fees from the opposing party.  Further, neither the plaintiff nor his counsel has received any consideration for the dismissal of this action, and no future consideration has been promised.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SulphCo, Inc.

Dated as of: July 16, 2007	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: Vice President and Chief Financial Officer

2